Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2023, with respect to the consolidated financial statements of Atlas Sand Company, LLC included in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-269488) and related Prospectus of Atlas Energy Solutions Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

February 24, 2023